Exhibit 23

                      Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-48193) pertaining to the Farrel Corporation 1992 Employees' Stock Purchase Plan of our reports dated February 10, 1997 with respect to the consolidated financial statements and schedule of Farrel Corporation included in the Annual Report on Form 10-K for the year ended December 31, 1996.


                                        Ernst & Young LLP


Stamford, Connecticut
March 20, 1997